UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2025

CARGO Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41859	84-4080422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

835 Industrial Road Suite 400
San Carlos, California		94070
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 379-6143

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	CRGX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05.	Costs Associated with Exit or Disposal Activities

On March 13, 2025, the Board of Directors (the “Board”) of CARGO Therapeutics, Inc. (the “Company” or “CARGO”) approved a further reduction of the Company’s workforce by approximately 90% in connection with its determination to suspend all ongoing pipeline development efforts and continue to explore potential strategic alternatives. In connection with these actions, the Company appointed Anup Radhakrishnan, the Company’s current Chief Financial Officer and Chief Operating Officer, as interim Chief Executive Officer (“CEO”) to lead the Company through a reverse merger or other possible business combination, and engaged TD Securities (USA) LLC as the Company’s exclusive financial advisor.

In connection with these actions, the Company expects to incur expenses of between $24.0 million to $29.0 million in total, a substantial portion of which we expect to recognize during the first half of 2025. The anticipated expenses include: severance, benefits, payroll taxes, and other termination costs totaling approximately $12.0 million to $14.0 million and contract termination costs totaling approximately $12.0 million to $15.0 million. The charges that the Company expects to incur in connection with the plan and related workforce reduction are subject to a number of assumptions, and actual results may differ materially. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the plan and related workforce reduction.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Separation Agreement

On March 13, 2025, in connection with the determination of the Board to suspend all ongoing pipeline development efforts and continue to explore potential strategic alternatives, Gina Chapman, the Company’s President, CEO and member of the board of directors will be leaving the Company effective May 19, 2025. In connection with her departure, Ms. Chapman is expected to enter into a Separation Agreement (the “Chapman Separation Agreement”). Ms. Chapman’s departure from the Company was not the result of any disagreement with the Company on any matter relating to its operations, policies or practices. In exchange for the full release of claims included in the Chapman Separation Agreement, Ms. Chapman is expected to receive twelve months continued payment of her base salary, her target bonus opportunity for 2025, continued healthcare coverage at the Company’s expense for a period of 12 months and the vesting of each of her outstanding equity awards will be accelerated by 25%.

The foregoing description of the Chapman Separation Agreement is not complete and is qualified in its entirety by reference to the complete text of the Chapman Separation Agreement. The Company intends to file such agreement as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter in which such agreement is executed.

Chief Executive Officer Appointment

On March 13, 2025, the Board appointed Anup Radhakrishnan, the Company’s Chief Financial Officer and Chief Operating Officer, to succeed Ms. Chapman as interim CEO. Mr. Radhakrishnan, age 45, has served as the Company’s Chief Financial Officer since August 2022 and as its Chief Operating Officer since October 2024.

Mr. Radhakrishnan’s biographical information is set forth in the Company’s definitive proxy statement filed with the SEC on April 24, 2024.

There are no arrangements or understandings between Mr. Radhakrishnan and any other persons, pursuant to which he was appointed as interim CEO, there are no family relationships among any of the Company’s directors or executive officers and Mr. Radhakrishnan, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Radhakrishnan is also party to the Company’s standard form of indemnification and advancement agreement. The form of employment agreement and the indemnification and advancement agreement that was previously filed by the Company as Exhibit 10.22 to the Form 10-K filed by the Company with the Securities and Exchange Commission (SEC) on March 12, 2025 and Exhibit 10.12 to the Form S-1 filed by the Company with the Securities and Exchange Commission (SEC) on October 20, 2023, respectively, each of which is incorporated by reference herein.

Chief Medical Officer Separation Agreement

On March 13, 2025, in connection with the determination of the Board to suspend all ongoing development efforts and explore potential strategic alternatives, Dr. Ginna Laport, the Company’s Chief Medical Officer (“CMO”), will be leaving the Company effective May 19, 2025. In connection with her departure, Dr. Laport is expected to enter into a Separation Agreement (the “Laport Separation Agreement”). Dr. Laport’s departure from the Company was not the result of any disagreement with the Company on any matter relating to its operations, policies or practices. In exchange for the full release of claims included in the Laport Separation Agreement, Dr. Laport is expected to receive 9 months continued payment of her base salary, 9 months of continued healthcare coverage at the Company’s expense and the vesting of each equity award held by Dr. Laport will be accelerated to the extent such equity award would have vested had Dr. Laport’s employment continued for 3 additional months.

The foregoing description of the Laport Separation Agreement is qualified in its entirety by reference to the complete text of the Laport Separation Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter in which such agreement is executed.

Item 7.01.	Regulation FD Disclosure.

On March 18, 2025, the Company issued a press release announcing a corporate update regarding its previously disclosed and ongoing evaluation of strategic options. A copy of the press release is being furnished hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. All statements other than statements of historical facts contained in this press release are forward-looking statements. These forward-looking statements include, but are not limited to, statements about: the Company’s ability to suspend development efforts and wind down operations expeditiously and without incurring additional liabilities; the Company’s strategic plans for its business and product candidates, including its ongoing evaluation of strategic options and the exploration of potential strategic alternatives; the Company’s ability to identify a reverse merger or business combination partner, or otherwise close such a transaction if a partner is identified; and the Company’s expectations and estimates regarding the planned reduction in force and discontinuation of its remaining development programs. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated. Please refer to the risk factors identified in the Company’s filings with the Securities and Exchange Commission (SEC), including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2024 filed on March 12, 2025. Any forward-looking statements that the company makes in this

Current Report on Form 8-K are made pursuant to the Private Securities Litigation Reform Act of 1995, as amended, and speak only as of the date hereof. Except as required by law, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release, dated March 18, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARGO THERAPEUTICS, INC.

Date: March 18, 2025	By:	/s/ Anup Radhakrishnan
Anup Radhakrishnan Interim Chief Executive Officer, Chief Financial Officer and Chief Operating Officer